UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A


          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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                              Swift Energy Company
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



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To be held May 11, 2004


     Notice is hereby given that the annual meeting of shareholders of SWIFT ENERGY COMPANY (the "Company") will be held at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas, on Tuesday, May 11, 2004 at 4:00 p.m., Houston time, for shareholders to consider and vote upon the following matters:

     (1) A proposal to elect three members of Class II of the board of directors, positions for which A. Earl Swift, Greg Matiuk and Henry C. Montgomery have been nominated, and one member of Class III of the board of directors, a position for which Deanna L. Cannon has been nominated, and upon election all four nominees to serve for the terms specified in the attached proxy statement or until their successors are elected and qualified; and

     (2) Such other business as may properly be presented at the meeting, or any adjournment thereof.

     A record of shareholders has been taken as of the close of business on March 30, 2004, and only shareholders of record on that date will be entitled to notice of and to vote at the meeting, or any adjournment thereof. A complete list of shareholders will be available commencing April 30, 2004, and may be inspected during normal business hours prior to the meeting at the offices of the Company, 16825 Northchase Drive, Suite 400, Houston, Texas. This list will also be available at the meeting.

     Whether or not you plan to attend the meeting in person, please sign, date and return the enclosed proxy card right away. A stamped envelope is enclosed for this purpose. Your prompt return of the proxy card will ensure a quorum and save the Company the expense of further solicitation.


                                        By Order of the Board of Directors,

                                        /s/ Bruce H. Vincent

                                        BRUCE H. VINCENT
                                        Secretary



April 5, 2004

                              SWIFT ENERGY COMPANY
                        16825 Northchase Drive, Suite 400
                              Houston, Texas 77060
                                 (281) 874-2700


                                 PROXY STATEMENT

     This proxy statement is mailed to shareholders commencing on or about April 6, 2004, in connection with the solicitation by the board of directors (the "Board") of SWIFT ENERGY COMPANY (the "Company") of proxies to be voted at the annual meeting of shareholders to be held at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas, on Tuesday, May 11, 2004 at 4:00 p.m., Houston time, and any adjournment thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Management does not know of any matters other than those listed on the notice that will be presented for action at the Meeting.

     The Annual Report to Shareholders covering the fiscal year ended December 31, 2003 will be mailed to each shareholder entitled to vote at the Meeting on or before the date of mailing this proxy statement or may accompany this proxy statement.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, a number of regular employees of the Company may solicit proxies in person or by telephone.

                                QUORUM AND VOTING

     The record date for the determination of shareholders entitled to notice of and to vote at the Meeting was the close of business on March 30, 2004. On the record date, there were 27,621,356 shares of common stock of the Company, par value $.01 per share, issued and outstanding and entitled to vote.

     Each share of common stock entitles the holder to one vote on each matter presented at the Meeting. Proxies will be voted in accordance with the directions specified thereon. Any proxy on which no direction is specified will be voted for the election of all nominees named therein to the Board for the terms indicated, and otherwise at the discretion of the persons designated as proxies. A shareholder may revoke his proxy at any time prior to the voting thereof by attending and voting at the Meeting or by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date.

     The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares entitled to be voted at the Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Meeting, a majority of the votes represented at the Meeting may adjourn the Meeting from time to time without notice, other than an announcement at the Meeting, until a quorum is present or represented.

     An automated system administered by the Company's transfer agent tabulates the votes. Abstentions are included in the determination of the number of shares present and voting and are counted as abstentions in tabulating the votes cast on nominations or proposals presented to shareholders. Broker nonvotes are not included in the determination of the number of shares present and voting or as a vote with respect to such nominations.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     At the Meeting, three Class II directors are to be elected for terms to expire at the 2007 Annual Meeting and one Class III director is to be elected for a term to expire at the 2005 Annual Meeting. The Company has three classes of directors and each year the directors in one of these classes are nominated to serve three year terms, or until their successors have been duly elected and qualified. Because Mr. Withrow is retiring from the Board at the expiration of his term in May 2004, a vacancy will be open in Class II. Mr. Matiuk was appointed to the Board as a Class III director last September 2003 in accordance with the Bylaws of the Company so that there would be an even number of directors in each class. With Mr. Withrow's retirement at the expiration of his term, Mr. Matiuk was nominated to stand for election as a Class II director and Ms. Cannon, who is not currently a director, has been nominated to stand for election as a Class III director for the remaining year left in the Class III term. Both Mr. Matiuk and Ms. Cannon were recommended to stand for election by non-management directors. In order to be elected, each nominee for director must receive at least the number of votes equal to a majority of the shares having voting power that are present in person or represented by proxy at the Meeting.

     The persons named as proxies on the accompanying proxy card, unless authority is withheld by a shareholder on a proxy card, intend to vote for the election of all of the nominees named below to the Board. If any nominee should become unavailable or unable to serve as a director, the persons named as proxies may vote for a substitute selected by them, or the Board may be reduced accordingly; however, the Board is not aware of any circumstances likely to render any nominee unavailable. Any director elected by the Board to fill a vacancy will be elected for the unexpired term of such director's predecessor in office.

                                    Class II
                                 A. Earl Swift
                                   Greg Matiuk
                               Henry C. Montgomery
                   (Term to expire at the 2007 Annual Meeting)

                                    Class III
                                Deanna L. Cannon
                   (Term to expire at the 2005 Annual Meeting)

     Set forth below, for information purposes only, are the names and remaining terms of the other five directors:

                                     Class I
                                Raymond E. Galvin
                               Clyde W. Smith, Jr.
                                 Terry E. Swift
                  (Terms to expire at the 2006 Annual Meeting)

                                    Class III
                                 G. Robert Evans
                                 Virgil N. Swift
                  (Terms to expire at the 2005 Annual Meeting)

Nominees

     Set forth below is certain information, as of the date of this proxy statement, concerning the nominees for election to the Board of the Company.

                  Class II Directors

     A. Earl Swift, 70, is Chairman of the Board of Swift Energy and has served in such capacity since the Company's founding in 1979. He previously served as President from 1979 to November 1997 and as Chief Executive Officer from 1979 until May 2001. For the 17 years prior to 1979, he was employed by affiliates of American Natural Resources Company. He currently serves on the board of directors of Excalibur Industries, a public company primarily involved in the uranium mining industry. Mr. Swift is a registered professional engineer and holds a degree in Petroleum Engineering, a Juris Doctorate degree and a Master's degree in Business Administration. He is the brother of Virgil N. Swift and the father of Terry E. Swift.

     Greg Matiuk, 58, was appointed to serve as a member of Swift Energy's Board of Directors on September 17, 2003. After 36 years of service, Mr. Matiuk retired from ChevronTexaco Corp. in May 2003 as Executive Vice President, Administrative and Corporate Services, a position he had held since 2001. From 1998 until 2001, he was Vice President, Human Resources and Quality, and from 1996 to 1998 he served as Vice President of Strategic Planning and Quality. Mr. Matiuk began his career at ChevronTexaco in 1967 as a production and reservoir engineer. Among a variety of positions, Mr. Matiuk also served as Manager of Drilling and Production in Australia, General Manager for Chevron U.K. Ltd. in Aberdeen, Scotland, and Vice President and General Manger of the Western Business Unit for Chevron U.S.A. Production Co., in Bakersfield, California. He holds a Bachelor of Science degree in Geological Engineering and a Master's degree in Business Administration. Mr. Matiuk has also served as a board member for various other organizations including the National Council for Minorities in Engineering, United Way, the Bakersfield Symphony, Boy Scouts of America and INROADS.

     Henry C. Montgomery, 68, has served as a director of the Company since 1987. Since 1980, Mr. Montgomery has been and continues to serve as the Chairman of the Board of Montgomery Professional Services Corporation, a management consulting and financial services firm. Mr. Montgomery currently also serves as Chairman of the Board of Catalyst Semiconductor, Inc., a public company that designs, develops and markets programmable integrated circuit products and, since May 2003, he has also served as a director of QuickLogic Corporation, a public company that designs and markets field programmable gate arrays, embedded standard products, associated software and programming hardware. From January 2000 to March 2001, Mr. Montgomery served as Executive Vice President, Finance and Administration, and Chief Financial Officer of Indus International, Inc., a public company engaged in enterprise asset management systems. For eight months in 1999, he served as interim Executive Vice President of Finance and Administration of Spectrian Corporation, a publicly held wireless telecom infrastructure company. Mr. Montgomery holds a Bachelor of Arts degree in Economics.

                  Class III Director

     Deanna L. Cannon, 43, was nominated by the Company's Board on March 30, 2004, to stand for election as a director on the Company's Board at the 2004 Annual Meeting. Ms. Cannon currently serves as President of Cannon & Company CPA's PLC, a privately held, newly formed consulting firm. Through December 2003, she served as Chief Financial Officer of Miller Exploration Company from November 2001 and Vice President-Finance and Corporate Secretary of Miller Exploration from June 1999. From May 1998 to June 1999, she served as Assistant Vice President--Finance of Miller Exploration. Miller Exploration Company was a publicly held independent oil and gas exploration and production company that was acquired by Edge Petroleum Corporation in December 2003. She also served as director of Miller Oil Corporation, a wholly owned subsidiary of Miller Exploration, from May 2001 to December 2003. Previously, Ms. Cannon was employed in public accounting for 16 years, initially for Arthur Andersen & Co. in Jacksonville, Florida and later for Plante & Moran, LLP in Traverse City, Michigan. Ms. Cannon holds a Bachelor of Science degree in Accounting and is a Certified Public Accountant. She is a member of the Michigan Oil and Gas Association, American Institute of Certified Public Accountants and Michigan Association of Certified Public Accountants.

The Board recommends that shareholders vote "FOR" all of the nominees for directors.


                               BOARD OF DIRECTORS

     Set forth below, for information purposes only, is information regarding the Class I and the two incumbent Class III directors whose terms will expire at the annual meetings in 2006 and 2005, respectively:

                  Class I Directors

     Raymond E. Galvin, 72, has served as a director of Swift Energy since August 5, 2003. From 1992 until he retired in February 1997, he was the President of Chevron USA Production Company. He also served as a director of Chevron Corp. from 1995 to 1997 and as a Vice President of Chevron Corp. from 1988 to 1997. Mr. Galvin has also served as chairman of the Natural Gas Council and the Natural Gas Supply Association. He holds a Bachelor of Science degree in Petroleum Engineering.

     Clyde W. Smith, Jr., 55, has served as a director of Swift Energy since 1984. Since January 2002, Mr. Smith has served as President of Ascentron, Inc., an electronics manufacturing services company that acquired the assets of D.W. Manufacturing, Inc. in January 2002. From May 1998 until January 2002, Mr. Smith served as General Manager of D.W. Manufacturing, Inc. d/b/a Millennium
Technology Services, an electronics manufacturer. Mr. Smith is a Certified Public Accountant and holds a Bachelor of Business Administration degree.

     Terry E. Swift, 48, has served as the Chief Executive Officer of Swift Energy since May 2001, as a director of the Company since May 2000, and as President of the Company since November 1997. He served as Chief Operating Officer from 1991 to February 2000 and was Executive Vice President from 1991 to 1997. He served as Senior Vice President--Exploration and Joint Ventures from 1990 to 1991 and as Vice President--Exploration and Joint Ventures from 1988 to 1990. Mr. Swift has a Bachelor's degree in Chemical Engineering and a Master's degree in Business Administration. He is the son of A. Earl Swift and the nephew of Virgil N. Swift.

                  Class III Directors

     G. Robert Evans, 72, has been a director of Swift Energy since 1994. Effective January 1, 1998, Mr. Evans retired as Chairman of Material Sciences Corporation, having held that position since 1991. Material Sciences Corporation is a public company that develops and commercializes continuously processed, coated materials technologies. He remains a director of Material Sciences Corporation. He also currently serves as a director of Consolidated Freightways Corporation, a public trucking company, since 1996. Mr. Evans was also Chief Executive Officer and Vice Chairman of Consolidated Freightways from January 24, 2000 through May 8, 2000. Mr. Evans has a Bachelor of Science degree in Economics.

     Virgil N. Swift, 75, has been a director of Swift Energy since 1981 and has acted as Vice Chairman of the Board since 1991. He acted as Executive Vice President--Business Development between November 1991 and June 2000. He previously served as Executive Vice President and Chief Operating Officer from 1982 to 1991. Mr. Swift joined the Company in 1981 as Vice President--Drilling and Production. For the preceding 28 years he held various production, drilling and engineering positions with Gulf Oil Corporation and its subsidiaries, last serving as General Manager--Drilling for Gulf Canada Resources, Inc. Mr. Swift is a registered professional engineer and holds a Bachelor's degree in Petroleum Engineering. He is the brother of A. Earl Swift and the uncle of Terry E. Swift.

Compensation of Directors

     During 2003, each non-employee member of the Board who served a full year earned an aggregate amount of $39,750 for serving on the Board and one or more committees of the Board. One Board member who served a partial year earned $12,667. Aggregate compensation paid to the non-employee directors for their services during 2003 as directors totaled $251,167. All Board members are reimbursed for travel expenses they incur in attending Board meetings. Employees of the Company are not compensated for serving as directors.

     Under the Company's 1990 Nonqualified Stock Option Plan, as amended (the "1990 Nonqualified Plan"), each non-employee director is granted options to purchase 10,000 shares of the Company's common stock on the date he first becomes a non-employee director. Additionally, on the day after each annual meeting of the shareholders (occurring more than eleven months after each non-employee director first becomes a director), each individual who is a non-employee director on that date is granted options to purchase 5,000 shares of the Company's common stock. The 1990 Nonqualified Plan permits each non-employee director to hold a maximum of 66,000 options to purchase shares of common stock under the Plan, subject to adjustments for changes in capitalization affecting the stock of the Company.

     In addition to his fees as a non-employee director, Mr. Virgil Swift receives compensation pursuant to a consulting agreement. Under his consulting agreement, which has been in effect since July 2000, Mr. Swift is paid $5,000 per month for providing advisory services to key employees, officers and directors, especially in the area of the Company's New Zealand oil and gas exploration and production operations and as otherwise requested by the Chairman of the Board and the President. The consulting agreement is terminable by either party without cause upon two weeks written notice. During the term of the consulting agreement, upon a change of control, all outstanding stock options held by Mr. Swift will become 100% vested. Additionally during 2003, Mr. Swift received a reload grant of 3,509 options under the Company's 1990 Stock Compensation Plan in connection with the exercise during 2003 of options that were granted while he was an employee of the Company.

     The Company also has a consulting agreement with Raymond O. Loen, director emeritus, effective July 1, 2003 for a two-year period. Pursuant to the agreement, Mr. Loen receives $2,000 per month for consulting services. The agreement is terminable by either party without cause upon thirty days written notice. From January 2003 through June 2003, Mr. Loen received $1,000 per month for consulting services.

Meetings of the Board

     During 2003, the Board met on 10 occasions either in person or telephonically and acted by unanimous written consent three times. In addition, management confers frequently with its directors on an informal basis to discuss Company affairs. During 2003, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings of all committees of the Board on which he served.

Committees of the Board

     The Board of the Company has established the following standing committees:
Audit, Corporate Governance, Compensation and Executive Committees. Descriptions of the functions of the Audit, Corporate Governance and Compensation Committees are set forth below:

     Audit Committee. The Audit Committee assists the Board in fulfilling its responsibilities with respect to oversight in monitoring (i) the integrity of the financial statements of the Company; (ii) Swift Energy's compliance with legal and regulatory requirements; (iii) the independent auditors' selection, qualifications and independence; and (iv) the performance of Swift Energy's internal audit function and independent auditors. The committee is required to be comprised of three or more non-employee directors, each of whom is determined by the Board to be "independent" under the rules promulgated by the SEC under the Securities Exchange Act of 1934, and meets the financial literacy and experience requirements under the rules or listing standards established by the NYSE, all as may be amended from time to time. In addition, at least one member of the Committee must satisfy the definition of audit committee financial expert as such term may be defined from time to time under the rules promulgated by the SEC. The Board has determined that both Messrs. Montgomery and Smith qualify as audit committee financial experts and that each member of the Audit Committee is independent as defined in the SEC's rules and NYSE's listing standards. A report of the Audit Committee appears below and a copy of the Audit Committee's charter is attached as Appendix A to this proxy statement. Messrs. Montgomery (Chairman), Smith and Evans are members of the Audit Committee, which held four meetings in 2003.

     Corporate Governance Committee. The Corporate Governance Committee identifies individuals qualified to become directors and nominates candidates for directorships, and recommends to the Board the membership for each of the Board's committees. This committee may consider nominees recommended by shareholders, upon written request by a shareholder in accordance with the procedures for submitting shareholder proposals. See "Shareholder Proposals" below. The Corporate Governance Committee also develops, monitors and recommends to the Board corporate governance principles and practices applicable to Swift Energy. The committee also assists management of the Company in identifying, screening and recommending to the Board individuals qualified to become senior executive officers of the Company. In addition, this committee administers the Company's conflicts of interest policy. The Corporate Governance Committee is required to be comprised of at least three directors who are "non-employee directors" and determined by the Board to be "independent" under the listing standards or rules of the NYSE and the SEC. Messrs. Evans (Chairman), Galvin, Matiuk, Smith and Withrow are members of the Corporate Governance Committee and all are independent as defined in the SEC's rules and NYSE's listing standards. The Corporate Governance Committee held five meetings in 2003.

     Compensation Committee. The Compensation Committee discharges the responsibilities of the Board relating to compensation of the Company's executive officers. This includes evaluating the compensation of the executive officers of the Company and its affiliates and their performance relative to their compensation to assure that such executive officers are compensated effectively in a manner consistent with the strategy of Swift Energy, competitive practices, and the requirements of the appropriate regulatory bodies. In addition, this committee evaluates and makes recommendations to the Board regarding the compensation of the directors. The Compensation Committee also evaluates and approves any amendment, subject to shareholder approval, to the Company's existing equity-related plans, and approves the adoption of any new equity-related plans, subject to shareholder and Board approval. The Compensation Committee is required to be comprised of at least three directors who are "non-employee directors" and determined by the Board to be "independent" under the SEC rules and NYSE's listing standards. The report of the Compensation Committee is included below. Messrs. Smith (Chairman), Galvin, Matiuk, Montgomery and Withrow are members of the Compensation Committee, which held three meetings and acted by unanimous written consent once during 2003. All members are independent as defined by the SEC's rules and NYSE's listing standards.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's common stock, to file reports with the SEC regarding their ownership of, and transactions in, the Company's common stock. SEC regulations require Swift Energy to identify anyone who filed a required report late during the most recent fiscal year. Based on a review of the Forms 3 and 4 filed during the 2003 fiscal year and written certifications provided to the Company, the Company believes that all of these reporting persons timely complied with their filing requirements, except as follows: Mr. Raymond O. Loen, director emeritus, inadvertently filed a Form 4 on December 11, 2003 for a transaction that took place on December 3, 2003.

Corporate Governance

     During 2003,  the Board adopted new charters for each of its  committees in
connection   with  the  adoption  of  the  Company's   Principles  of  Corporate
Governance, as well as a new Code of Ethics and Business Conduct applicable to all employees, directors and consultants. All of these documents are posted on the Company's website at www.swiftenergy.com.

     In addition, the Company has adopted a Code of Ethics for Senior Financial Officers and Principal Executive Officer. The Company has also posted this Code of Ethics on its website, where it also intends to post any waivers from or amendments to this Code of Ethics.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth information concerning the shareholdings, as of March 15, 2004 (unless otherwise indicated), of the nine current members of the Board, the Company's Chief Executive Officer and each of the Company's four most highly compensated executive officers other than the CEO, all executive officers and directors as a group, and to the Company's knowledge, each person who beneficially owned more than five percent of the Company's outstanding common stock.

                                                                                        Shares of Common Stock
                                                                                        Beneficially Owned at
                                                                                          March 15, 2004(1)
                                                                                 -------------------------------------
                                                                                                     Percent of Class
   Name of Person or Group                         Position                            Number           Outstanding
A. Earl Swift..............     Chairman of the Board                                  324,151            1.2%

Virgil N. Swift............     Vice Chairman of the Board                             360,730(2)         1.3%

G. Robert Evans............     Director                                                51,800             (3)

Raymond E. Galvin..........     Director                                                26,000             (3)

Greg Matiuk ...............     Director                                                 -0-               (3)

Henry C. Montgomery........     Director                                                31,215             (3)

Clyde W. Smith, Jr. .......     Director                                                47,500(4)          (3)

Harold J. Withrow..........     Director                                                76,790(5)          (3)

Terry E. Swift ............     President, Chief Executive Officer and Director        233,143             (3)

Joseph A. D'Amico .........     Executive Vice President and Chief Operating           129,721             (3)
                                Officer

Bruce H. Vincent...........     Executive Vice President--Corporate Development        190,006             (3)
                                and Secretary

Alton D. Heckaman, Jr. ....     Senior Vice President--Finance and Chief               118,850             (3)
                                Financial Officer

James M. Kitterman ........     Senior Vice President--Operations                      168,804             (3)

All executive officers and directors as a group (16 persons) ..............          1,918,678             6.7%

Dimensional Fund Advisors Inc. ............................................          1,943,195(6)          7.1%
    1299 Ocean Avenue
    Santa Monica, California 90401

FMR Corp. .................................................................          2,728,400(7)         9.9%
Fidelity Low Priced Stock Fund
Fidelity Management and Research Company
Edward C. Johnson 3d
Abigail P. Johnson
    82 Devonshire Street
    Boston, Massachusetts 02109



                                       8


Neuberger Berman, Inc. ....................................................          1,398,036(8)         5.1%
Neuberger Berman, LLC
Neuberger Berman Management, Inc.
    605 Third Avenue
    New York, New York 10158-3698

Wellington Management Company, LLP ........................................          1,435,700(9)        5.2%
Wellington Trust Company, NA
    75 State Street
    Boston, Massachusetts 02109
---------------------------

(1) Unless otherwise indicated below, the persons named have sole voting and investment power, or joint voting and investment power with their respective spouses, over the number of shares of the Company's common stock shown as being beneficially owned by them, less the shares set forth in this footnote. The table includes the following shares that were acquirable within 60 days following March 15, 2004 by exercise of options granted under the Company's stock option plans: Mr. A. E. Swift - 164,416; Mr. V.
     N. Swift - 70,524; Mr. Evans - 37,000; Mr. Galvin - 2,000; Mr. Montgomery - 28,300; Mr. Smith- 46,500; Mr. Withrow - 46,500; Mr. T. E. Swift - 178,830;
     Mr. D'Amico - 114,910;  Mr. Vincent - 143,906;  Mr. Heckaman - 89,511;  Mr.
     Kitterman - 130,726; and all executive officers and directors as a group - 1,226,434.

(2)  Includes   119,400  shares  held  of  record  by  a  Texas  family  limited partnership in which Mr. Virgil Swift and his wife hold a 2% general partner interest. Mr. Virgil Swift and his wife are both general partners of the family limited partnership and, as such, they share voting and dispositive power as to the 119,400 shares held by the family limited partnership. Mr. Virgil Swift is deemed to beneficially own the 119,400 shares held by the partnership. Mr. Virgil Swift expressly disclaims beneficial ownership as to 7.5%, or 8,995, of the shares held by the partnership.

(3)  Less than one percent.

(4) Mr. Smith disclaims beneficial ownership as to 1,000 shares held in a Roth IRA for the benefit of Mr. Smith's son.

(5) Mr. Withrow disclaims beneficial ownership as to 11,479 shares held by his wife, his daughter and jointly by his wife and daughter.

(6) Based on a Schedule 13G dated February 6, 2004, filed with the SEC to reflect shares held at December 31, 2003, Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the shares of the Company described in this schedule that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(7) Based on a Schedule 13G dated February 17, 2004 filed with the SEC to reflect shares held at December 31, 2003, Fidelity Management & Research Company ("Fidelity), a wholly owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 2,728,400 shares or 9.9% of the common stock outstanding of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 2,728,400 shares or 9.9% of the common stock outstanding. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the investment funds (the "Fidelity Funds") each has sole power to dispose of the 2,728,400 shares owned by the Fidelity Funds.

     Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees.
     Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the


                                       9


     Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(8)   Based on a  Schedule  13G  dated  February  9, 2004  filed  with the SEC to
     reflect  shares  held  at  December  31,  2003,   Neuberger   Berman,   LLC
     ("Neuberger") and Neuberger Berman Management Inc. ("Management") serve as sub-adviser and investment manager, respectively, of various mutual funds and are thus deemed beneficial owners of 1,398,036 shares of the Company's common stock, which shares they hold for their clients and in which shares they have no economic interest. Of the shares beneficially owned, both Neuberger and Management share dispositive power as to all 1,398,036 shares and share voting power as to 1,149,690 shares of the Company's common stock. Neuberger has sole voting power as to 21,900 shares. The remaining shares are for individual accounts over which Neuberger has shared power to dispose but not vote shares. As the parent holding company of Neuberger and Management, Neuberger Berman Inc. is also deemed beneficial owner of these shares.

(9) Based on a Schedule 13G dated February 12, 2004 filed with the SEC to reflect shares held at December 31, 2003, the shares of common stock shown in the table are owned of record by clients of Wellington Management Company, LLP, an investment advisor. Those clients have the right to receive, or the power to direct the receipt of dividends from, or the proceeds from the sale of such securities. WMC has shared power to vote 910,000 of the shares and shared power to dispose of 1,435,700 shares of common stock.

       SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     The following table provides information as of December 31, 2003 regarding compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance, which plans are the 2001 Omnibus Stock Compensation Plan for employees, the 1990 Nonqualified Stock Option Plan for non-employee directors (as amended and restated as of May 13, 1997), the 1990 Stock Compensation Plan for employees (as amended and restated as of May 13, 1997) and the Employee Stock Purchase Plan available to all employees after a year of service (as amended and restated as of January 1, 2003).


                      EQUITY COMPENSATION PLAN INFORMATION
                                                                                                           (c)
                                                                                                 Number of securities
                                                   (a)                         (b)               remaining available for
                                           Number of securities to     Weighted average          future issuance under
            Plan Category                  be issued upon exercise     exercise price of         equity compensation plans
                                           of outstanding options,     outstanding options,      (excluding securities
            Plan Category                  warrants and rights         warrants and rights       reflected in column (a))
---------------------------------------    -----------------------     ----------------------    -------------------------
Equity compensation plans approved
   by security holders                              3,238,611                  $   16.37                     494,925

Equity compensation plans not
   approved by security holders                           -0-                        -0-                         -0-
                                           -----------------------     ----------------------    -------------------------
                                           -----------------------     ----------------------    -------------------------

TOTAL                                               3,238,611                  $   16.37                     494,925
                                           =======================     =========== ==========    =========================
                                           =======================     ======================    =========================


                               EXECUTIVE OFFICERS

     The executive officers of the Company are appointed annually by the Board. Information regarding Terry E. Swift, President and Chief Executive Officer, is set forth above under "Election of Directors" above. Set forth below is certain information, as of the date hereof, concerning the other executive officers of the Company.

     Joseph A. D'Amico, 55, was appointed Executive Vice President in August 2000 and was appointed Chief Operating Officer of the Company in February 2000. He was Senior Vice President of Exploration and Development of the Company from February 1998 to February 2000. He served as the Company's Vice President of Exploration and Development from 1993 to 1998, Director of Exploration and Development from 1992 to 1993 and Funds Manager from 1988, when he joined the Company, until 1992. Mr. D'Amico holds Bachelor of Science and Master of Science degrees in Petroleum Engineering and a Master's degree in Business Administration.

     Bruce H. Vincent, 56, was appointed Executive Vice President--Corporate Development and Secretary of the Company in August 2000. On January 23, 2004, Mr. Vincent was also appointed President of Swift Energy International, Inc., a wholly owned subsidiary of the Company. Previously he served as Senior Vice President--Funds Management for Swift Energy since joining the Company in 1990. Mr. Vincent holds a Bachelor of Arts degree in Business Administration and a Master's degree in Finance.

     Alton D. Heckaman, Jr., 47, was appointed Senior Vice President--Finance and Chief Financial Officer in August 2000. He had previously served as Vice
President and Controller from May 1993 to August 2000 and Assistant Vice President--Finance from March 1986 to May 1993. Mr. Heckaman joined the Company in 1982. He is a Certified Public Accountant and holds a Bachelor's degree in Accounting.

     James M. Kitterman, 59, was appointed Senior Vice President--Operations in May 1993. He had previously served as Vice President--Operations since joining the Company in 1983. Mr. Kitterman holds a Bachelor's degree in Petroleum Engineering and a Master's degree in Business Administration.

     James P.  Mitchell,  50, was  appointed  Senior  Vice  President-Commercial
Transactions and Land in February 2003. He previously served as Vice President-Land and Property Transactions from December 2001 to February 2003, Vice President-Land from 1996 to 2001 and Manager of Land from 1992 to 1996. Previously he had served as Director of Land Acquisitions and Joint Venture Negotiations and Coordinator of Land Acquisitions, having joined the Company in 1987. Mr. Mitchell holds a Bachelor's degree in History and Business Law.

     Victor R. Moran, 48, was appointed Senior Vice President--Energy Marketing and Business Development in August 2000. From 1995 he served as Vice President--Natural Gas Marketing/Business Development. He had previously served as Director of Business Development since January 1992, when he joined the Company. Mr. Moran holds a Bachelor's degree in Government, a Master's degree in Business Administration and a Juris Doctorate degree.

     David W. Wesson, 45, was appointed Controller in January 2001. He previously served as Assistant Controller--Reporting from April 1999 to January 2001, Manager, Reporting/Budget from October 1995 to April 1999 and Manager, Corporate Accounting/Budget from February 1990 to October 1995. He joined the Company as Senior Accountant in 1988. Mr. Wesson is a Certified Public Accountant and holds a Bachelor's degree in Accounting.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following table sets forth certain summary information regarding compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (determined as of the end of 2003) for the fiscal years ended December 31, 2003, 2002 and 2001.

                                                   SUMMARY COMPENSATION TABLE

                                                                                 Long Term
                                                                                Compensation
                                                Annual Compensation          -------------------
                                                -------------------                 Stock                  All Other
        Name and                                              Bonus(1)             Common             Annual Compensation ($)
       Name and                                        --------------------         Stock         -----------------------------
        Principal                                                                Underlying            Life
       Position(2)            Year     Salary ($)    Cash ($)     Stock ($)   Options/SARs(#)     Insurance($)(3)   401(k)($)(4)
--------------------------    ----    -----------   ---------    ----------  -----------------   ------------------ ----------
Terry E. Swift                2003      $450,000     $180,000        $0            40,000              $26,207        $10,000
President and Chief           2002       400,000      120,000        $0            20,000               24,870          8,500
Executive Officer(5)          2001       392,068       96,600        $0            67,500               21,989          8,500

Bruce H. Vincent              2003      $316,268      $92,248        $0            36,171              $24,918        $10,000
Executive Vice  President-    2002       277,424       57,700        $0            34,000               33,099          8,500
Corporate  Development and    2001       277,424       56,200        $0            42,500               18,825          8,500
Secretary

Joseph A. D'Amico             2003      $314,608      $55,051        $0            20,000              $19,260        $10,000
Executive Vice President      2002       302,504       45,800        $0            28,560               23,036          8,500
and    Chief     Operating    2001       302,504       35,300        $0            47,094               13,658          8,500
Officer

James M. Kitterman            2003      $259,852      $62,857        $0            20,000              $28,880        $10,000
Senior Vice President-        2002       245,165       46,900        $0            23,000               27,459          8,500
Operations                    2001       245,165       24,500        $0            20,000               22,753          8,500

Alton D. Heckaman, Jr.        2003      $244,776      $71,378        $0             27,370             $13,050        $10,000
Senior Vice President-        2002       214,711       44,700        $0             26,000              21,832          8,500
Finance      and     Chief    2001       214,711       42,200        $0             40,491              10,080          8,500
Financial
Officer

-----------------------------------

(1) Bonus amounts reported for 2003, 2002 and 2001 include bonuses earned during those years, but actually paid in the following year.

(2) In accordance with the terms of A. Earl Swift's employment agreement, he is entitled to a non-competition payment each year for five years following his retirement as Chief Executive Officer of the Company in May 2001. Upon his retirement from his position as Chief Executive Officer, he began working half-time for the Company. His salary in 2003 was $324,480 and he also received the third installment of his non-competition payments in the amount of $406,842. Additionally, he received a cash bonus of $90,000 and 25,000 stock options. The Company also paid $126,772 in insurance premiums for his benefit and contributed $10,000 to his 401(k) in 2003.

(3) Represents insurance premiums paid by the Company during the covered fiscal year with respect to life insurance for the benefit of the named executive officer.

(4) Contributions by the Company to the Swift Energy Company Employee Savings Plan (100% in Company common stock) for 2003, 2002 and 2001 for the account of the named executive officer.

(5)  Terry E. Swift was  appointed  Chief  Executive  Officer,  effective May 8,
     2001.

Employment Contracts

     A. Earl Swift's employment agreement was amended and restated in November 2000. Effective May 8, 2001, Mr. Swift stepped down as Chief Executive Officer and effective June 30, 2001 began working on a half-time basis. He may continue on a half-time basis for five years (up to 46 weeks per year as the Board may specify) on specific matters designated by the Board. During this five-year period, Mr. Swift's compensation is one-half (i.e. $300,000) his annual base compensation at the time of transition from a full-time to half-time schedule, with a 4% per annum inflation adjustment, plus any bonus provided by the Board. These amounts are also payable in one lump sum, discounted to present value, upon Mr. Swift's death or disability, which also triggers 100% vesting of all unexercised options, plus continuation of insurance for his spouse and minor children for a year. In the event of a change of control, Mr. Swift is to be paid a lump sum equal to the discounted present value of amounts payable during the remainder of the contract, plus a one-year continuation of medical and dental coverage, and a tax gross-up if such payments are deemed to be subject to "parachute payment" excise taxes. Mr. Swift's contract also provides for a payment of approximately $407,000 per year to Mr. Swift or his estate during each of the last five years of the agreement in consideration of Mr. Swift's agreement not to compete with the Company while he is receiving payments from the Company. These payments have been made for each of the years 2003, 2002 and 2001. Upon termination of Mr. Swift's employment during its term, other than for cause, Mr. Swift is entitled to receive continuation of his salary for a period of one year plus 4 weeks' salary for every year of service to the Company if he is then being employed and paid on a half-time basis, provided that salary payments are not to be made for more than five years after he begins his part-time status. Insurance coverage is to be continued while he is being paid, and all unexercised stock options held at such date are to become vested.

     Effective May 9, 2001, the Company entered into amended and restated employment agreements with Terry E. Swift, President and Chief Executive Officer, Bruce H. Vincent, Executive Vice President, Alton D. Heckaman, Senior Vice President and Chief Financial Officer, James M. Kitterman, Senior Vice President, and Joseph A. D'Amico, Executive Vice President and on the same date entered into a new employment agreement with Victor Moran, Senior Vice President. Effective November 1, 2003, the Company also entered into an employment agreement with James P. Mitchell, Senior Vice President. All of the agreements provide for an initial three-year term, which is automatically extended for one year on May 9 of each year (such period, as so extended at any time, the "Contract Term"). These agreements provide for payment of certain amounts and continuation of medical benefits for one-half of the remainder of the Contract Term upon termination of employment other than for cause. The payment shall be equal to the executive's base salary in effect immediately prior to the termination date, plus one week's salary for every year of service to the Company, plus in the case of Messrs. Swift, Kitterman and Heckaman, certain amounts compounded at a rate of 8% per annum, representing amounts in lieu of Company contributions to a 401(k) plan for those periods of employment prior to adoption of such a plan by the Company. The agreements also provide for the continuation of medical benefits for one-half of the remainder of the Contract Term upon termination of employment other than for cause. The agreements can be terminated by the Company other than for cause only by a majority of the continuing directors who have been directors for two years or nominated for election by a majority of continuing directors. Upon employment termination in connection with or following a change of control, the executives are entitled to receive their salary that would have been paid for the remainder of the Contract Term, plus two weeks' salary for every year of service to the Company, plus in the case of Messrs. Swift, Kitterman and Heckaman, certain amounts compounded at a rate of 8% per annum, representing amounts in lieu of Company contributions to a 401(k) plan for those periods of employment prior to adoption of such a plan by the Company, and continuation of medical and dental insurance and universal life coverages for certain periods. Immediately prior to termination of employment, outstanding unexercised stock options vest or are deemed to have vested, and the executives retain such options with no change to their terms, except as to Messrs. Moran and Mitchell, for whom the only outstanding options that vest are those granted after the date of their respective employment agreement.

Stock Option Grants

     During 2003, the following stock options were granted to the named executive officers under the Company's stock compensation plans.

                              Option Grants in 2003

                                           Individual Grants                                                Grant Date
                                                                                                               Value
--------------------------------------------------------------------------------------------------------  ----------------
           Name                Number of     % of Total Options
                                                 Granted to          Exercise or                            Grant Date
                                Options         Employees in         Base Price                            Present Value
                              Granted(1)         Fiscal Year           ($/Sh)         Expiration Date         ($)(2)
---------------------------  --------------  --------------------  ----------------  -------------------  ----------------
Terry E. Swift                     40,000             8.44%             $13.84            11/04/13             $299,600

Bruce H. Vincent                   30,000             6.33%             $13.84            11/04/13             $224,700
                                    6,171             1.30%             $13.52            09/12/05              $17,279

Joseph A. D'Amico                  20,000             4.22%             $13.84            11/04/13             $149,800

Alton D. Heckaman, Jr.             25,000             5.27%             $13.84            11/04/13             $187,250
                                    2,370             0.50%             $17.14            12/07/08              $14,552

James M. Kitterman                 20,000             4.22%             $13.84            11/04/13             $149,800

----------------------------

(1) A. Earl Swift, Chairman of the Board, received 25,000 options, representing 5.27% of total options granted to employees in 2003, with an exercise price of $13.84, an expiration date of November 4, 2013, and a grant date present value of $187,250.

(2) Estimated present values are based on the Black-Scholes Model, a mathematical formula used to value exchange-traded options. The stock options granted by the Company are long term, non-transferable and subject to vesting restrictions, while exchange-traded options are short term and can be exercised or sold immediately in a liquid market. The Black-Scholes Model considers a number of factors, including the expected volatility of the stock, interest rates, and the estimated time period until exercise of the option. In calculating the grant date present values set forth in the table, the following ranges of assumptions were used: daily volatility for common stock of 34.71% risk-free rate of return of 1.64% to 4.31% and actual number of years from grant date to expiration date. In each case, the risk-free rate was based on a 10-year government bond as of the grant date and no dividend yield. No adjustments were made for non-transferability or risk of forfeiture. The ultimate value of the option will depend on the future market price of the Company's common stock, which cannot be forecast with reasonable accuracy.

Option Values

     The following table contains information concerning the number of shares acquired and value realized from the exercise of options during 2003 and the number of unexercised options held by the named executive officers at December 31, 2003.



                                       Aggregate Option Exercises in Last Fiscal Year
                                                             And
                                                Fiscal Year End Option Values

                                                               Number of Shares of
                                                             Common Stock Underlying              Value of Unexercised
                                                               Unexercised Options                In-The-Money Options
                                                                 at Year End 2003                  at Year End 2003(1)
                                                         --------------------------------- -----------------------------------
                          Shares
                         Acquired
                            On          Value(2)
          Name           Exercise       Realized      Exercisable     Unexercisable      Exercisable     Unexercisable
---------------------- ------------- --------------- --------------- ----------------- ---------------- ------------------
Terry E. Swift                  -        $0            156,330            106,500           $880,327         $174,525

Bruce H. Vincent             9,075     $39,295         130,806             97,271           $822,808         $267,134

Joseph A. D'Amico            1,153     $ 4,992          97,610             82,900           $493,645         $182,725

Alton D. Heckaman, Jr.       5,000     $44,475          77,411             87,470           $301,200         $203,830

James M. Kitterman              -        $0            122,126             59,200           $841,251         $150,250

-----------------------------

(1) Options are "in-the-money" if the market price of a share of common stock exceeds the exercise price of the option. The value of unexercised in-the-money options equals the closing price of Swift common stock at December 31, 2003 of $16.85 less the exercise price.

(2) Value Realized represents the difference between the exercise price of the options and the NYSE closing price on the exercise date for Swift common stock received upon exercise.

Compensation Committee Interlocks and Insider Participation

     During 2003, the Compensation Committee of the Company consisted of Messrs. Smith, Galvin, Montgomery, Withrow and, from September 2003, Mr. Matiuk, who are all independent directors. To the Company's knowledge, there are no inter-relationships involving members of the Compensation Committee or other directors of the Company requiring disclosure in this section of the proxy statement.

Related Party Transaction

     During 2003, the Company received research, technical writing, publishing and website-related services from Tec-Com Inc., a corporation located in Knoxville, Tennessee and controlled by the sister of the Company's Chairman and Vice Chairman of the Board. The sister and brother-in-law of Messrs. E. Swift and V. Swift also own a substantial majority of Tec-Com. For the fiscal year ended December 31, 2003, the Company paid an aggregate of $381,400 to Tec-Com for such services pursuant to the terms of the contract between the parties. The contract expires June 30, 2004 but is expected to be renewed or extended. The Company believes that the terms of this contract are consistent with third party arrangements that provide similar services.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

     The Board first established its Compensation Committee in 1982. The Compensation Committee has always been composed solely of non-employee directors, and has set executive compensation since that time. Since 1987, when the Compensation Committee undertook an evaluation of the Company's policies, compensation has been based upon Company performance.

     Philosophically, the Compensation Committee and the Company's founding Chief Executive Officer believed it to be beneficial to the Company in its early years to keep executive compensation in the low to middle ranges in comparison to levels paid by comparable entities, particularly in comparison to many companies in the oil and gas industry. Since 1987, the bonus compensation of the Company's Chief Executive Officer has been based almost solely upon the Company's performance, as described below.

     Since late 1989, the bonus formula for the Chief Executive Officer has been based upon earnings per share and growth in oil and gas reserves, as described in detail below. Since 1995, the criteria also have reflected the importance of cash flow to an oil and gas company and the Company's increased emphasis on exploration and drilling activities to achieve growth in probable reserves, in addition to acquisition of producing properties, given the Compensation Committee's belief that successful drilling activities are based upon a high level of drilling prospects. Accordingly, the bonus formula in the 2001 Omnibus Stock Compensation Plan (the "2001 Plan"), which was adopted by the Shareholders at the 2001 Annual Meeting and was in effect with respect to compensation in 2003, provides for bonuses based upon year-to-year increases in earnings per share, cash flow per share, proved reserves and probable reserves and an assessment of the individual's contribution over the course of the year.

     During 2003, the Compensation Committee adopted a new charter, which additionally provided for the Compensation Committee to evaluate and make recommendations as to the compensation of the Company's directors.

Review and Evaluation of Compensation Practices

     Upon  recommendation by the Compensation  Committee,  during 2003 the Board retained The Delves Group to work with senior management and the Compensation Committee to examine the current compensation practices for its top executive team and directors and to make recommendations with regard to alignment with competitive and best practices. The Delves Group is a consulting firm with expertise in measuring performance, setting goals, and designing effective pay and incentive systems. The Delves Group reviewed Swift Energy's current compensation practices, both with regard to the Company's officers and its directors, and conducted a competitive analysis of those practices in relation to various market benchmarks. The Delves Group also reviewed Swift Energy's short- and long-term incentive programs and offered analysis and advice with regard to those pay components for both 2003 and 2004 going forward. No changes were made to the Company's compensation practices with respect to 2003 compensation in connection with The Delves Group's consultation services. Additional review and studies are expected to be conducted during 2004 by the Compensation Committee based in part on recommendations from The Delves Group, as well as at the request of the Compensation Committee and the Chairman of the Board.

Director Compensation

     Because of the increased demands on the time required from its directors due to the heightened corporate governance environment, the cash compensation portion of director compensation was increased for 2003 from an aggregate amount of $32,250 for a full year of service on the Board and one or more committees of the Board to $39,750. After a presentation on director compensation by The Delves Group, the Compensation Committee recommended that the increased cash compensation of the directors for 2003 was adequate and not be increased further and that alternative forms of stock compensation to the current option grants under the 1990 Nonqualified Stock Option Plan be considered for the future.

Executive Compensation Criteria and Performance Measurement

     The Company's executive compensation consists of three components: base salary, annual incentive bonuses, and long-term stock-based incentives.

     Base Salary for a particular year is based upon (i) the executive's scope of responsibility, (ii) an evaluation of each executive's individual performance during the year, (iii) an attempt to keep executive salaries within the range paid by comparably sized oil and gas exploration and production companies, based in part upon annual surveys provided by outside consultants on independent oil and gas companies with similar market capitalizations (the "Compensation Surveys"), and (iv) an evaluation of the Company's performance during the preceding year, including the Company's earnings, reserve growth and cash flow. Individual performance evaluation is based upon each executive's review of his own performance throughout the year and upon a performance review and compensation recommendation by the Company's Chief Executive Officer, which is then reviewed and acted upon by the Compensation Committee.

     The Compensation Surveys include companies in common with the Dow Jones Oil, Secondary Index (the "Index") used in the "Five Year Shareholder Return Comparison" set forth herein. The Compensation Surveys are used by the Company for purposes of executive compensation comparison because they constitute a broader group than the group of companies included in the Index, and because the Compensation Surveys are comprised of companies somewhat closer in size and line of business to the Company than some of the companies included in the Index. The Index was selected in accordance with SEC rules solely for shareholder return comparison purposes because it is a published industry index.

     Annual Incentive Bonuses for a particular year are awarded after the end of that year, based on both individual and Company performance during that year. Under the 2001 Plan, bonuses are awarded in the form of Performance Bonus
Awards, which may be in cash, in shares of the Company's common stock or a combination thereof, as determined by the Compensation Committee. The amount of an executive officer's Performance Bonus Award for a particular year is determined utilizing the following factors: (i) the increase in earnings per share during that year and the increase in the cash flow per share during that year (measures of short-term performance); (ii) the increase in the volume of the Company's proved and probable oil and gas reserves during that year (measures of long-term performance); (iii) individual performance of that executive officer in contributing to either the Company's overall achievement of its strategic objectives, or the achievement of the objectives of the executive's department or group within the Company; and (iv) the Compensation Committee's determination of the extent to which the executive officer's individual performance merits a bonus.

     In determining Performance Bonus Awards for 2003 (determined and paid in February 2004), the Committee considered all of the above factors in determining bonuses awarded. The Compensation Committee also took into account individual performance ratings reflecting individual contribution and contribution to group effectiveness.

     Long-Term Stock-Based Incentives are provided through grants of incentive stock options, usually on an annual basis, to executives and others under the 2001 Plan. This component is intended to retain and motivate executives to improve long-term shareholder value. Stock options are granted at the prevailing market price. Grants have always vested in equal amounts over five years.

     The Compensation Committee determines a total number of options to be granted in any year based on the total number of outstanding unexercised options, so as to avoid excessive dilution of the shareholders' value in the Company through option exercises. Out of the number so determined, options are granted to executive officers in varying amounts, roughly related to their levels of executive responsibility. Outstanding performance by an executive officer may be recognized through a larger than normal option grant.

     The Company believes that its compensation  policy described above provides
an  excellent  link  between  the  value  created  for   shareholders   and  the
compensation paid to executive officers.

Compensation of Chief Executive Officer

     Base Salary. The Chief Executive Officer's base salary in 2003 was $450,000, compared to his base salary of $400,000 in 2002 for his service as
President and Chief Executive Officer of the Company. The Compensation Committee's determination was based on the factors described above under "Compensation Criteria and Performance Measurement--Base Salary."

     Bonus. In determining the Chief Executive Officer's bonus, the Compensation Committee has typically given more weight to factors based upon the Company's performance than to its evaluation of his general contribution, since the Compensation Committee does not observe and supervise such performance on a day-to-day basis. Terry E. Swift received a bonus of $180,000 in cash for his service as Chief Executive Officer and President of the Company, compared to his cash bonus of $120,000 in 2002 for his service in the same positions.

     Stock Options. In 2003, the Company granted the Chief Executive Officer 40,000 options to purchase shares of the Company's common stock, on the basis explained above under "Compensation Criteria and Performance Measurement--Long-Term Stock-Based Incentives."

Section 162(m) of the Internal Revenue Code

     The Compensation Committee does not propose to adopt any particular policy with respect to Section 162(m) of the Internal Revenue Code. Section 162(m) generally limits deductions for compensation paid to any employee in excess of $1 million per year. The Company believes that any loss of deduction for compensation exceeding Section 162(m)'s limitations is outweighed by the flexibility it gains in not meeting the requirements of this section.

                                       COMPENSATION COMMITTEE

                                       Clyde W. Smith, Jr., Chairman
                                       Raymond E. Galvin
                                       Greg Matiuk
                                       Henry C. Montgomery
                                       Harold J. Withrow

                     FIVE YEAR SHAREHOLDER RETURN COMPARISON

     The graph below compares the cumulative total return on the Company's common stock to that of (i) the Standard & Poor's 500 Stock Index and (ii) the Dow Jones Oil, Secondary Index, with "Cumulative total return" equaling (i) the change in share price during the measurement period plus cumulative dividends (of which, in accordance with its dividend policy, the Company has paid none) for the measurement period (assuming dividend reinvestment), divided by (ii) the share price at the beginning of the measurement period.








[GRAPHIC OMITTED]








                                          Cumulative Total Return
                                         -------------------------------------------------------------
                                           12/98    12/99    12/00    12/01   12/02    12/03
Swift Energy Company                      100.00   155.93   510.17   273.90  131.12   228.47
S & P 500                                 100.00   121.04   110.02    96.95   75.52    97.18
Dow Jones Oil Companies, Sectiondary      100.00   115.40   184.31   169.22  172.88   226.59


                             AUDIT COMMITTEE REPORT

     In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2003, including a discussion of the quality and acceptability of the Company's financial reporting and controls. The Audit Committee also reviewed with the Company's independent auditors, Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, Ernst & Young's judgments as to the quality and acceptability of the Company's financial reporting and other matters, including those matters required to be discussed by Statement on Auditing Standards No. 61, Communications With Audit Committees.

     The Audit Committee discussed with Ernst & Young the auditors' independence from the Company and its management, including the matters in the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1, Independence Discussions With Audit Committees, and carefully considered whether the provision by the auditors of non-audit professional services is compatible with maintaining the auditors independence. In connection with the standards for independence of the Company's independent public accountants promulgated by the SEC, the Audit Committee has reviewed and is satisfied that the additional services did not affect the independence of Ernst & Young.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for filing with the SEC for the year ended December 31, 2003.

     No  portion  of  this  Audit  Committee   Report  shall  be  deemed  to  be
incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

                                             AUDIT COMMITTEE

                                             Henry C. Montgomery, Chairman
                                             G. Robert Evans Clyde W.
                                             Smith, Jr.

                          INDEPENDENT AUDITORS AND FEES

Auditors

     Ernst & Young LLP, certified public accountants, began serving as the Company's independent auditors in 2002. A representative from Ernst & Young will be present at this year's Meeting. Such representative will have the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

Change in Auditors

     Swift Energy has not had any changes in or disagreements with its independent accountants since the Board of Directors' June 12, 2002 appointment, based upon the recommendation of the Audit Committee, of Ernst & Young LLP as Swift Energy's independent auditors for the fiscal year ended December 31, 2002, replacing Arthur Andersen LLP. There were no disagreements with the former accountants. That change was reported by Swift Energy in a Current Report on Form 8-K dated June 12, 2002, filed with the SEC on June 18, 2002.

Audit Fees

     The aggregate amount of fees and expenses billed or expected to be billed to the Company by Ernst & Young for its audit of the Company's consolidated financial statements for the year ended December 31, 2003 and for its review of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the SEC was $471,118 for 2003 and $410,700 for 2002.

Audit Related Fees

     The aggregate amount of fees and expenses billed or expected to be billed to the Company by Ernst & Young for assistance and related services reasonably related to the performance of the audit of the Company's consolidated financial statements and for reviews of the Company's financial statements included in the Company's Quarterly Reports on Form 10-Q that were not included in "Audit Fees" above was $22,900 in 2003 and $18,500 in 2002. This assistance and related services generally consisted of limited scope audits performed in connection with the Company's Employee Savings Plan and Employee Stock Option Plan for both years, but also including for 2002 consultation relating to assistance in preparing for internal control reporting.

Tax Fees

     The aggregate amount of fees and expenses billed or expected to be billed to the Company by Ernst & Young for professional services rendered for tax compliance, tax advice, and tax planning was $172,180 for 2003 and $169,800 for 2002. These tax compliance, tax advice, and tax planning services generally consisted of U.S., federal, state, local, and international tax planning, compliance and advice, and expatriate and executive tax services.

All Other Fees

     There were no other fees and expenses billed to the Company by Ernst & Young during the Company's 2003 and 2002 fiscal years not included above.

Pre-approval Policies and Procedures

     The Charter of the Audit Committee provides that the Audit Committee shall approve, in its sole discretion, any professional services to be provided by the Company's independent auditors, including audit services and significant non-audit services (significant being defined for these purposes as non-audit services for which fees in the aggregate equal 5% or more of the base annual audit fee paid by the Company to its independent auditors) before such services are rendered, and consider the possible effect of the performance of such latter services on the independence of the auditors. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

     All of the services described above for 2003 and 2002 were pre-approved by the Audit Committee before Ernst & Young was engaged to render the services.


                                DIRECTOR NOMINEES

     The   Corporate    Governance    Committee   will   consider    shareholder
recommendations for membership on the Board, upon written request by a shareholder in accordance with the procedures for submitting shareholder proposals. See "Shareholder Proposals" below. Such recommendations must also meet the requirements of the Company's Bylaws, which in general requires that the recommendation must be delivered to or received not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. The recommendation must state the name, age, business address and residence address of the recommended nominee and any other information required to be disclosed in the Company's proxy statement by rules promulgated by the SEC. Additionally, the recommendation must include the name and address of the shareholder and the number of shares of the Company's securities that the shareholder beneficially owns and the period for which the shareholder has held such shares.

     The Board has ultimate responsibility for nominating individuals for election to the Board by shareholders and for filling vacancies on the Board. The Corporate Governance Committee, in consultation with the Chairman of the Board, is responsible for identifying, screening, personally interviewing and recommending candidates to the entire Board for nomination or appointment to the Board. Nominees to serve as director of the Company are expected to understand the Company's business and the marketplaces in which it operates. Director nominees are expected to keep abreast of general economic, business and
management  news  and  trends,   as  well  as  developments  in  Swift  Energy's
competitive environment and Swift Energy's performance with respect to that environment. Nominees for director will be selected taking all factors into account, including reputation, mature judgment, career specialization, relevant technical skills, diversity, the extent to which the candidate would fill a present need on the Board, as well as their willingness to devote adequate time to Board duties and the likelihood that he or she will be willing and able to serve on the Board for a sustained period of time.


                              SHAREHOLDER PROPOSALS

     Pursuant to various rules promulgated by the SEC, a shareholder that seeks to include a proposal in the Company's proxy statement and form of proxy card for the meeting of the shareholders of the Company to be held in 2005 must timely submit such proposal in accordance with SEC Rule 14a-8 to the Company, addressed to Bruce H. Vincent, Secretary, 16825 Northchase Drive, Houston, Texas 77060 no later than December 3, 2004. Further, a shareholder may not submit a matter for consideration at the 2004 Meeting, regardless of whether presented for inclusion in the Company's proxy statement and form of proxy card, unless the shareholder shall have timely complied with the requirements in the Company's Bylaws which set a notice deadline after which a shareholder will not be permitted to present a proposal at the Company's shareholder meetings. The Bylaws state that in order for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. A notice given pursuant to this advance notice Bylaw will not be timely with respect to the Company's 2005 meeting unless duly given by no later than March 11, 2005 and no earlier than February 9, 2005.

     With respect to business to be brought before the 2004 Meeting, the Company has not received any notices from shareholders that the Company is required to include in this proxy statement.


                   COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Typically the Chairman of the Corporate Governance Committee presides at executive sessions of the independent directors of the Board of Directors. Any communications that shareholders may wish to send to the Board of Directors may be directly sent to the Chairman of the Corporate Governance Committee at the following address:

                        Chairman of the Corporate Governance Committee Swift Energy Company
                        c/o CCI
                        P. O. Box 561915
                        Charlotte, NC  28256

     Historically, the Company's annual meeting of its Board of Directors was held to coincide with the annual meeting of its shareholders and a majority of the directors would attend the annual meeting of shareholders. However, with the increased responsibilities and time requirements in connection with the Board's annual meeting, the Board's annual meeting is now held the week before the shareholders' annual meeting. Therefore, the Company does not have a policy with regard to Board members' attendance at its annual meetings of shareholders. At the Company's 2003 Annual Meeting of Shareholders, a majority of the members of the Board attended and it is expected that a majority of the members of the Board will also attend the 2004 Annual Meeting of Shareholders.


                        "HOUSEHOLDING" OF PROXY MATERIALS

     The SEC permits companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single annual report and one set of proxy materials addressed to those shareholders. This process, which is commonly referred to as "householding," potentially means extra convenience for shareholders and cost savings for companies.

     Shareholders who currently receive multiple copies of the Company's communications and would like to request householding or shareholders that are receiving only a single copy of the Company's communications but would like to received multiple copies in the future should contact their broker or, if a shareholder is a direct holder of shares of Swift Energy's common stock, he or she should submit a written request to the Company's transfer agent, American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038, phone number (877) 777-0800 or contact the Company by mail to Swift Energy Company, Attention: Scott Espenshade, Director of Investor Relations, 16825 Northchase Dr., Suite 400, Houston, Texas 77060; by telephone at (713) 874-2700 or (800) 777-2412; or by email to info@swiftenergy.com. Additionally, the Company will promptly deliver a separate copy of the annual report or proxy statement, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered upon written or oral notice from the affected shareholder to the Company.


                           ANNUAL REPORT ON FORM 10-K

     Upon written request, the Company will provide any shareholder of the Company at no charge a copy of the Company's Annual Report on Form 10-K for 2003 as filed with the SEC, including the financial statements and schedules, but without exhibits. Direct requests should be made by mail to Swift Energy Company, Attention: Scott Espenshade, Director of Investor Relations, 16825 Northchase Dr., Suite 400, Houston, Texas 77060; by telephone at (713) 874-2700 or (800) 777-2412; or by email to info@swiftenergy.com.


                           FORWARD LOOKING STATEMENTS

     The statements contained in this proxy statement that are not historical are "forward-looking statements," as that term is defined in Section 21E of the Exchange Act that involve a number of risks and uncertainties. Forward-looking statements use forward-looking terms such as "believe," "expect," "may," "intend," "will," "project," "budget," "should" or "anticipate" or other similar words. These statements discuss "forward-looking" information such as future net revenues from production and estimates of oil and gas reserves.

     These forward-looking statements are based on assumptions that the Company believes are reasonable, but they are open to a wide range of uncertainties and business risks, including the following:

     o fluctuations of the prices received or demand for crude oil and natural gas over time;
     o    geopolitical  conditions  or  hostilities;
     o    uncertainty of reserve  estimates;  o operating  hazards;
     o    unexpected   substantial   variances   in  capital   requirements;
     o    environmental matters; and o general economic conditions.

     Other factors that could cause actual results to differ materially from those anticipated are discussed in the Company's Annual Report to Shareholders for the year ended December 31, 2003. The Company will not update these forward-looking statements unless the securities laws require the Company to do so.

                                     GENERAL

     The information contained in this proxy statement in the sections entitled "Election of Directors," "Compensation Committee Report on Executive Compensation," "Comparative Total Returns" and "Audit Committee Report" shall not be deemed incorporated by reference by any general statement incorporating by reference any information contained in this proxy statement into any filing under the Securities Act, or the Exchange Act, except to the extent that the Company specifically incorporates by reference the information contained in such sections, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

                                         By Order of the Board of Directors

                                         /s/ Bruce H. Vincent

                                         BRUCE H. VINCENT
                                         Secretary


Houston, Texas
April 5, 2004

                              SWIFT ENERGY COMPANY

               The Board of Directors Solicits This Proxy for the
            Annual Meeting of Shareholders to be held on May 11, 2004

     The undersigned hereby constitutes and appoints Terry E. Swift, Bruce H. Vincent and Alton D. Heckaman, Jr., or any one of them, with full power of substitution and revocation of each, the true and lawful attorneys and proxies of the undersigned at the Annual Meeting of Shareholders (the "Meeting") of SWIFT ENERGY COMPANY (the "Company") to be held on Tuesday, May 11, 2004 at 4:00 p.m. Houston time, in the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas, or any adjournments thereof, and to vote the shares of common stock of the Company standing in the name of the undersigned on the books of the Company (or which the undersigned may be entitled to vote) on the record date for the Meeting with all powers the undersigned would possess if personally present at the Meeting.

                (Continued and to be SIGNED on the REVERSE side)

                       ANNUAL MEETING OF SHAREHOLDERS OF

                              SWIFT ENERGY COMPANY

                                  MAY 11, 2004





                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.


                Please detach and mail in the envelope provided.



----------------------------------------------------------------------------

/X/  Please mark your votes as in this example.

To withhold authority to vote for any individual nominee, strike his or her name from the listing below.

PROPOSAL 1:  FOR the election of all nominees for directors listed
             (except as marked to the contrary); or to WITHHOLD AUTHORITY to vote for all nominees.

             NOMINEES:     A. Earl Swift*
                           Greg Matiuk*
                           Henry C. Montgomery*
                           Deanna L. Cannon**


             [  ]  FOR             [  ]  WITHHOLD AS TO ALL NOMINEES


             *Class II Nominee (Term Expires 2007)
             **Class III Nominee (Term Expires 2005)


PROPOSAL 2:  In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof, hereby revoking any proxy or proxies heretofore given by the undersigned.

          The Board of Directors recommends a vote "FOR" all nominees named in Proposal 1. This proxy will be voted in accordance with the specifications made hereon. If NO specification is made, the shares will be voted "FOR" all nominees.

The undersigned hereby acknowledges receipt of the Notice of 2004 Annual Meeting of Shareholders and Proxy Statement and the 2003 Annual Report to Shareholders furnished herewith.

PLEASE SIGN AND RETURN IN THE ENCLOSED STAMPED, PRE-ADDRESSED ENVELOPE.

Signature               Date           Signature               Date
         --------------     ----------          --------------     -------------

NOTE: Signature should agree with name as it appears hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit power of attorney.


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